UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 12, 2007

Golden Telecom, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-27423	51-0391303
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Rep. Office Golden TeleServices, Inc., 1 Kozhevnichesky Proezd, Moscow, Russia,		115114
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(011-7-501) 797-9300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

On March 12, 2007, EDN Sovintel LLC ("Sovintel"), a wholly-owned subsidary of Golden Telecom, Inc. (the "Company"), responded by letter to Rossvyaznadzor concerning allegations by Rossvyaznadzor of improper routing of traffic by Sovintel. Rossvyaznadzor is the Russian government agency responsible for the control and supervision of information technology and communications. Rossvyaznadzor had warned Sovintel that it should remedy certain alleged violations in traffic routing, following an inspection by Rossvyaznadzor of certain telephone calls of an independent operator. Following the warning, Sovintel conducted its own investigation of the calls and determined that many of the calls were not made through its network and, of those calls that did go through its network, all were routed in accordance with existing regulations and Sovintel's license. Sovintel notified Rossvyaznadzor of its findings and that it believes that it has not violated its licenses. The press release announcing such matter is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golden Telecom, Inc.

March 13, 2007	By:	/s/ Jean-Pierre Vandromme

Name: Jean-Pierre Vandromme
Title: Chief Executive Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release announcing Golden Telecom, Inc. rejects claims of incorrect routing of traffic.